Exhibit 99.1

FOR IMMEDIATE RELEASE

SOUTHERN PERU COPPER CORPORATION ELECTS OFFICERS

Lima, Peru, April 25, 2005 — Southern Peru Copper Corporation (NYSE and LSE: PCU) (SPCC) announced today that on April 12, 2005, the Board of Directors of SPCC elected the following officers:

German Larrea Mota-Velasco	Chairman of the Board
Oscar Gonzalez Rocha	President and Chief Executive Officer
Xavier Garcia de Quevedo Topete	Executive Vice President and Chief Operating Officer
J. Eduardo Gonzalez F.	Vice President, Finance and Chief Financial Officer
Remigio Martinez	Vice President, Exploration
Vidal Muhech	Vice President, Projects
Armando Ortega G.	Vice President, Legal, General Counsel and Secretary
Mario Vinageras	Vice President, Commercial
José N. Chirinos Fano	Comptroller